UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT
     Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported) November 29, 2004
                                                        -----------------


                                  PRAXAIR, INC.
                                  -------------
             (Exact name of registrant as specified in its charter)


DELAWARE
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(State or Other jurisdiction of incorporation)


1-11037                                    06-124-9050
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(Commission File Number)                   (IRS Employer Identification No.)


39 OLD RIDGEBURY ROAD, DANBURY, CT                         06810-5113
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(Address of principal executive offices)                   (Zip Code)


(203) 837-2000
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(Registrant's telephone number, including area code)


N/A
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(Former name or former address, if changed since last report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03  Creation of a Direct Financial Obligation
----------------------------------------------------

Effective November 29, 2004, Praxair Euroholding, S.L., an indirect wholly-owned subsidiary of Praxair, Inc., entered into a Euro 450 million 5 year revolving credit arrangement with a syndicate of banks. Interest is calculated based on a floating rate index. The proceeds were used to acquire the German assets referenced in Item 8.01. Borrowings are fully guaranteed by Praxair, Inc, with the terms and financial covenants within the guarantee not significantly different than those that exist in Praxair, Inc.'s current US$1billion credit agreement that matures in July 2005 (Filed as Exhibit 10.17b to Praxair, Inc.'s 2000 Annual Report on Form 10-K. No borrowings are currently outstanding under that facility).


Item 8.01  Other Events
-----------------------

The attached press release announces the completion of Praxair's acquisition of industrial gas assets and related businesses in Germany from Air Liquide S.A. Entry into an agreement to purchase those assets was reported in a Current Report on Form 8-K dated October 7, 2004.






                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                               PRAXAIR, INC.
                                               -------------
                                               Registrant




Date: December 2, 2004                         By: /s/ James S. Sawyer
      ---------------------                        -----------------------------
                                               James S. Sawyer
                                               Senior Vice President and Chief
                                                      Financial Officer